Exhibit 99.1
PRESS RELEASE
STELLAR BANCORP, INC. REPORTS
SECOND QUARTER 2025 RESULTS

HOUSTON, July 25, 2025 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $26.4 million, or diluted earnings per share of $0.51, for the second quarter of 2025, compared to net income of $24.7 million, or diluted earnings per share of $0.46, for the first quarter of 2025.

“We are pleased to report our second quarter results that reflect the efforts of our team beginning to add growth to the foundation we’ve built at Stellar Bank,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer.

“Our bankers made meaningful progress on originations during the second quarter after experiencing elevated payoff activity. We believe that the momentum we saw at the end of the second quarter will continue, which sets us up for loan and deposit growth over the remainder of the year,” Mr. Franklin continued.

“We also anticipate that the President’s spending bill will provide some tail wind for the Houston economy. The Stellar message is resonating with our customer base, and we are seeing great progress with our prospects. Our pipelines are building and Stellar Bank is well-positioned to gain market share in the vibrant Texas markets we serve,” Mr. Franklin concluded.

Financial Highlights

•Solid Profitability: Net income for the second quarter of 2025 was $26.4 million, or diluted earnings per share of $0.51, which translated into an annualized return on average assets of 1.01%, an annualized return on average equity of 6.62% and an annualized return on average tangible equity of 12.16%(1).

•Strong Net Interest Margin: Tax equivalent net interest margin for the second quarter of 2025 was 4.18% compared to 4.20% for the first quarter of 2025. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.95%(1) for the second quarter of 2025 compared to 3.97%(1) for the first quarter of 2025.

•Strong Capital Position and Book Value Build: Total risk-based capital ratio increased to 15.98% at June 30, 2025, while book value per share increased to $31.20 at June 30, 2025 from $30.89 at March 31, 2025 and tangible book value per share increased to $19.94(1) at June 30, 2025 from $19.69(1) at March 31, 2025.

•Low Net Charge-offs: Net charge-offs of $370 thousand, or 0.01% of average loans, for the six months ended June 30, 2025 along with manageable asset quality, compared to $713 thousand, or 0.02% of average loans, for the six months ended June 30, 2024.

•Repurchase of Shares: Repurchased 791 thousand shares at a weighted average price per share of $26.08 during the second quarter of 2025.
Second Quarter 2025 Results

Net interest income in the second quarter of 2025 decreased $923 thousand, or 0.9%, to $98.3 million from $99.3 million for the first quarter of 2025. The net interest margin on a tax equivalent basis decreased to 4.18% for the second quarter of 2025 from 4.20% for the first quarter of 2025. The decrease in the net interest margin from the prior quarter was primarily due to the impact of increased rates on interest-bearing liabilities along with the decrease in average interest-earning assets partially offset by higher rates on loans. Net interest income for the second quarter of 2025 benefited from $5.3 million of income from PAA compared to $5.4 million in the first quarter of 2025. Excluding

PAA, net interest income (tax equivalent) for the second quarter of 2025 would have been $93.1 million(1) and the tax equivalent net interest margin would have been 3.95%(1).

Noninterest income for the second quarter of 2025 was $5.8 million, an increase of $286 thousand, or 5.2%, compared to $5.5 million for the first quarter of 2025. Noninterest income increased in the second quarter of 2025 compared to the first quarter of 2025 primarily due to the increase in other noninterest income partially offset by the loss on sale of assets during the second quarter. A significant driver of the increase in other noninterest income was $490 thousand in Federal Reserve Bank dividends as a result of Stellar Bank becoming a member of the Federal Reserve System effective in April 2025.

Noninterest expense for the second quarter of 2025 decreased $162 thousand, or 0.2%, to $70.0 million compared to $70.2 million for the first quarter of 2025. The decrease in noninterest expense in the second quarter of 2025 compared to the first quarter of 2025 was primarily due to a decrease in salaries and employee benefits of $865 thousand along with a decrease in professional fees of $499 thousand partially offset by a $473 thousand increase in net occupancy and equipment, a $385 thousand increase in advertising expense and a $567 thousand increase in other noninterest expense.

The efficiency ratio was 61.87% for the second quarter of 2025 compared to 61.93%(1) for the first quarter of 2025. Annualized returns on average assets, average equity and average tangible equity were 1.01%, 6.62% and 12.16%(1) for the second quarter of 2025, respectively, compared to 0.94%, 6.21% and 11.48%(1) for the first quarter of 2025, respectively.

Financial Condition

Total assets at June 30, 2025 were $10.49 billion, an increase of $58.1 million compared to $10.43 billion at March 31, 2025. The increase in total assets was largely due to an increase in Federal Reserve Bank stock along with increases in cash and securities, all of which were funded largely by core deposit growth.

Total loans at June 30, 2025 increased $4.2 million to $7.29 billion compared to $7.28 billion at March 31, 2025. At June 30, 2025, the remaining balance of the purchase accounting accretion (“PAA”) on loans was $62.9 million.

Total deposits at June 30, 2025 increased $110.9 million to $8.67 billion compared to $8.56 billion at March 31, 2025 primarily due to increases in demand and money market and savings deposits partially offset by decreases in certificates and other time and noninterest-bearing deposits. Certificates and other time deposits decreased primarily due to the reduction in brokered deposits.

Asset Quality

Nonperforming assets totaled $58.2 million, or 0.55% of total assets, at June 30, 2025, compared to $59.7 million, or 0.57% of total assets, at March 31, 2025. The allowance for credit losses on loans as a percentage of total loans was 1.14% at June 30, 2025 compared to 1.15% at March 31, 2025.

The provision for credit losses was $1.1 million for the second quarter of 2025 compared to $3.6 million for the first quarter of 2025. Net charge-offs for the second quarter of 2025 were $206 thousand, or 0.01% (annualized) of average loans, compared to net charge-offs of $163 thousand, or 0.01% (annualized) of average loans, for the first quarter of 2025.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, July 25, 2025 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its results for the second quarter of 2025. Participants may register for the conference call at https://registrations.events/direct/Q4I635866891 conference ID 63586 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact ir@stellar.bank. A simultaneous webcast is available at https://registrations.events/direct/Q4I635866891 and requires pre-registration. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of the Company’s website at ir.stellar.bank.

____________
(1)     Refer to the calculation of this non-GAAP financial measure on page 10 of this earnings release. The calculation of returns on average tangible equity and the efficiency ratio have been adjusted from prior period disclosures.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor Relations
ir@stellar.bank

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system; risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators; legislative changes, executive orders, regulatory actions and reforms of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2025		2024
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
ASSETS:
Cash and due from banks	$136,060	$130,932	$419,967	$103,735	$110,341
Interest-bearing deposits at other financial institutions	442,044	429,643	491,249	412,482	379,909
Total cash and cash equivalents	578,104	560,575	911,216	516,217	490,250

Available for sale securities, at fair value	1,729,684	1,719,371	1,673,016	1,691,752	1,630,971

Loans held for investment	7,287,347	7,283,133	7,439,854	7,551,124	7,713,897
Less: allowance for credit losses on loans	(83,165)	(83,746)	(81,058)	(84,501)	(94,772)
Loans, net	7,204,182	7,199,387	7,358,796	7,466,623	7,619,125

Accrued interest receivable	35,537	37,669	37,884	39,473	43,348
Premises and equipment, net	108,615	109,750	111,856	113,742	113,984
Federal Reserve Bank and Federal Home Loan Bank stock	47,099	20,902	8,209	20,123	15,089
Bank-owned life insurance	108,726	108,108	107,498	106,876	106,262
Goodwill	497,318	497,318	497,318	497,318	497,318
Core deposit intangibles, net	81,468	87,007	92,546	98,116	104,315
Other assets	102,277	94,800	107,451	79,537	103,001
Total assets	$10,493,010	$10,434,887	$10,905,790	$10,629,777	$10,723,663

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,183,693	$3,205,619	$3,576,206	$3,303,048	$3,308,441
Interest-bearing
Demand	1,941,156	1,863,752	1,845,749	1,571,504	1,564,405
Money market and savings	2,393,767	2,248,616	2,253,193	2,280,651	2,213,031
Certificates and other time	1,154,998	1,244,726	1,453,236	1,587,398	1,639,426
Total interest-bearing deposits	5,489,921	5,357,094	5,552,178	5,439,553	5,416,862
Total deposits	8,673,614	8,562,713	9,128,384	8,742,601	8,725,303

Accrued interest payable	7,607	9,856	17,052	16,915	12,327
Borrowed funds	69,925	119,923	—	60,000	240,000
Subordinated debt	70,165	70,135	70,105	110,064	109,964
Other liabilities	67,865	61,428	82,389	74,074	70,274
Total liabilities	8,889,176	8,824,055	9,297,930	9,003,654	9,157,868

SHAREHOLDERS’ EQUITY:
Common stock	514	521	534	535	536
Capital surplus	1,185,048	1,202,628	1,240,050	1,238,619	1,238,477
Retained earnings	529,216	510,072	492,640	474,905	447,948
Accumulated other comprehensive loss	(110,944)	(102,389)	(125,364)	(87,936)	(121,166)
Total shareholders’ equity	1,603,834	1,610,832	1,607,860	1,626,123	1,565,795
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,493,010	$10,434,887	$10,905,790	$10,629,777	$10,723,663

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	2025		2024			2025	2024
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$121,814	$120,640	$128,738	$132,372	$135,885	$242,454	$270,570
Securities:
Taxable	15,293	16,148	14,789	13,898	11,923	31,441	21,216
Tax-exempt	810	812	814	814	816	1,622	1,634
Deposits in other financial institutions	4,782	4,720	5,681	4,692	3,555	9,502	7,182
Total interest income	142,699	142,320	150,022	151,776	152,179	285,019	300,602

INTEREST EXPENSE:
Demand, money market and savings deposits	31,097	27,574	27,877	29,440	28,399	58,671	55,929
Certificates and other time deposits	11,459	13,527	16,830	18,073	18,758	24,986	33,842
Borrowed funds	407	517	235	840	1,700	924	3,474
Subordinated debt	1,401	1,444	2,123	1,916	1,912	2,845	3,829
Total interest expense	44,364	43,062	47,065	50,269	50,769	87,426	97,074
NET INTEREST INCOME	98,335	99,258	102,957	101,507	101,410	197,593	203,528
Provision for (reversal of) credit losses	1,090	3,632	942	(5,985)	(1,935)	4,722	2,163
Net interest income after provision for credit losses	97,245	95,626	102,015	107,492	103,345	192,871	201,365

NONINTEREST INCOME:
Service charges on deposit accounts	1,561	1,584	1,590	1,594	1,648	3,145	3,246
(Loss) gain on sale of assets	(57)	417	(112)	432	(64)	360	449
Bank-owned life insurance	618	610	622	614	591	1,228	1,178
Debit card and interchange income	566	520	570	551	543	1,086	1,070
Other	3,103	2,374	2,362	3,111	2,698	5,477	5,769
Total noninterest income	5,791	5,505	5,032	6,302	5,416	11,296	11,712

NONINTEREST EXPENSE:
Salaries and employee benefits	40,927	41,792	43,797	41,123	39,061	82,719	80,437
Net occupancy and equipment	4,399	3,926	4,401	4,570	4,503	8,325	8,893
Depreciation	1,992	1,995	1,984	1,911	1,948	3,987	3,912
Data processing and software amortization	5,620	5,682	5,551	5,706	5,501	11,302	10,395
Professional fees	1,287	1,786	3,428	1,714	1,620	3,073	4,282
Regulatory assessments and FDIC insurance	1,561	1,733	1,636	1,779	2,299	3,294	4,153
Amortization of intangibles	5,548	5,548	5,581	6,212	6,215	11,096	12,427
Communications	861	847	807	827	847	1,708	1,784
Advertising	1,167	782	1,593	878	891	1,949	1,656
Other	6,642	6,075	6,488	6,346	8,331	12,717	14,687
Total noninterest expense	70,004	70,166	75,266	71,066	71,216	140,170	142,626
INCOME BEFORE INCOME TAXES	33,032	30,965	31,781	42,728	37,545	63,997	70,451
Provision for income taxes	6,680	6,263	6,569	8,837	7,792	12,943	14,551
NET INCOME	$26,352	$24,702	$25,212	$33,891	$29,753	$51,054	$55,900

EARNINGS PER SHARE
Basic	$0.51	$0.46	$0.47	$0.63	$0.56	$0.98	$1.05
Diluted	$0.51	$0.46	$0.47	$0.63	$0.56	$0.97	$1.04

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	2025		2024			2025	2024
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$26,352	$24,702	$25,212	$33,891	$29,753	$51,054	$55,900

Earnings per share, basic	$0.51	$0.46	$0.47	$0.63	$0.56	$0.98	$1.05
Earnings per share, diluted	$0.51	$0.46	$0.47	$0.63	$0.56	$0.97	$1.04
Dividends per share	$0.14	$0.14	$0.14	$0.13	$0.13	$0.28	$0.26

Return on average assets(A)	1.01%	0.94%	0.94%	1.27%	1.13%	0.98%	1.06%
Return on average equity(A)	6.62%	6.21%	6.21%	8.49%	7.78%	6.42%	7.33%
Return on average tangible equity(A)(B)(D)	12.16%	11.48%	11.53%	15.61%	14.94%	11.82%	14.28%
Net interest margin (tax equivalent)(A)(C)	4.18%	4.20%	4.25%	4.19%	4.24%	4.19%	4.25%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	3.95%	3.97%	3.94%	3.91%	3.82%	3.96%	3.86%
Efficiency ratio(B)(E)	61.87%	61.93%	64.46%	60.40%	60.81%	61.90%	60.62%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	15.28%	15.44%	14.74%	15.30%	14.60%	15.28%	14.60%
Tangible equity to tangible assets(B)(E)	10.34%	10.42%	9.87%	10.27%	9.53%	10.34%	9.53%
Estimated Total capital ratio (to risk-weighted assets)	15.98%	15.97%	16.00%	15.85%	15.30%	15.98%	15.30%
Estimated Common equity Tier 1 capital (to risk weighted assets)	14.06%	14.05%	14.14%	13.57%	12.95%	14.06%	12.95%
Estimated Tier 1 capital (to risk-weighted assets)	14.18%	14.17%	14.26%	13.69%	13.06%	14.18%	13.06%
Estimated Tier 1 leverage (to average tangible assets)	11.44%	11.20%	11.31%	11.10%	10.77%	11.44%	10.77%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	15.39%	15.40%	15.28%	15.02%	14.61%	15.39%	14.61%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	14.18%	14.20%	14.13%	13.58%	13.08%	14.18%	13.08%
Estimated Tier 1 capital (to risk-weighted assets)	14.18%	14.20%	14.13%	13.58%	13.08%	14.18%	13.08%
Estimated Tier 1 leverage (to average tangible assets)	11.44%	11.22%	11.21%	11.01%	10.78%	11.44%	10.78%

Other Data
Weighted average shares:
Basic	51,529	53,146	53,422	53,541	53,572	52,333	53,457
Diluted	51,569	53,197	53,471	53,580	53,608	52,376	53,506
Period end shares outstanding	51,398	52,141	53,429	53,446	53,564	51,398	53,564
Book value per share	$31.20	$30.89	$30.09	$30.43	$29.23	$31.20	$29.23
Tangible book value per share(B)	$19.94	$19.69	$19.05	$19.28	$18.00	$19.94	$18.00
Employees - full-time equivalents	1,062	1,054	1,037	1,040	1,045	1,062	1,045
(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures on page 10 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)The calculation of return on average tangible equity has been adjusted from prior period disclosures. All periods presented above have been recalculated and disclosed under the same calculation.
(E)The calculation of the efficiency ratio has been adjusted from prior period disclosures. All periods presented above have been recalculated and disclosed under the same calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,282,609	$121,814	6.71%	$7,344,298	$120,640	6.66%	$7,808,320	$135,885	7.00%
Securities	1,729,384	16,103	3.73%	1,817,286	16,960	3.78%	1,549,638	12,739	3.31%
Deposits in other financial institutions	436,596	4,782	4.39%	430,621	4,720	4.45%	258,916	3,555	5.52%
Total interest-earning assets	9,448,589	$142,699	6.06%	9,592,205	$142,320	6.02%	9,616,874	$152,179	6.36%
Allowance for credit losses on loans	(83,700)			(81,166)			(96,306)
Noninterest-earning assets	1,099,268			1,100,652			1,103,297
Total assets	$10,464,157			$10,611,691			$10,623,865

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,952,004	$14,399	2.96%	$1,911,625	$12,392	2.63%	$1,545,096	$12,213	3.18%
Money market and savings deposits	2,371,221	16,698	2.82%	2,234,571	15,182	2.76%	2,227,393	16,186	2.92%
Certificates and other time deposits	1,201,903	11,459	3.82%	1,296,972	13,527	4.23%	1,694,536	18,758	4.45%
Borrowed funds	34,427	407	4.74%	45,795	517	4.58%	112,187	1,700	6.09%
Subordinated debt	70,151	1,401	8.01%	70,121	1,444	8.35%	109,910	1,912	7.00%
Total interest-bearing liabilities	5,629,706	$44,364	3.16%	5,559,084	$43,062	3.14%	5,689,122	$50,769	3.59%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,160,791			3,346,066			3,308,633
Other liabilities	78,120			92,299			87,986
Total liabilities	8,868,617			8,997,449			9,085,741
Shareholders’ equity	1,595,540			1,614,242			1,538,124
Total liabilities and shareholders’ equity	$10,464,157			$10,611,691			$10,623,865

Net interest rate spread			2.90%			2.88%			2.77%

Net interest income and margin		$98,335	4.17%		$99,258	4.20%		$101,410	4.24%

Net interest income and margin (tax equivalent)		$98,427	4.18%		$99,353	4.20%		$101,482	4.24%

Cost of funds			2.02%			1.96%			2.27%
Cost of deposits			1.97%			1.90%			2.16%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Six Months Ended June 30,
	2025			2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,313,283	$242,454	6.69%	$7,873,572	$270,570	6.91%
Securities	1,773,092	33,063	3.76%	1,495,726	22,850	3.07%
Deposits in other financial institutions	433,625	9,502	4.42%	261,911	7,182	5.51%
Total interest-earning assets	9,520,000	$285,019	6.04%	9,631,209	$300,602	6.28%
Allowance for credit losses on loans	(82,440)			(93,959)
Noninterest-earning assets	1,099,956			1,118,077
Total assets	$10,537,516			$10,655,327

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,931,926	$26,791	2.80%	$1,621,154	$24,491	3.04%
Money market and savings deposits	2,303,273	31,880	2.79%	2,189,099	31,438	2.89%
Certificates and other time deposits	1,249,175	24,986	4.03%	1,569,292	33,842	4.34%
Borrowed funds	40,079	924	4.65%	123,293	3,474	5.67%
Subordinated debt	70,136	2,845	8.18%	109,859	3,829	7.01%
Total interest-bearing liabilities	5,594,589	$87,426	3.15%	5,612,697	$97,074	3.48%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,252,917			3,417,196
Other liabilities	85,171			92,223
Total liabilities	8,932,677			9,122,116
Shareholders' equity	1,604,839			1,533,211
Total liabilities and shareholders' equity	$10,537,516			$10,655,327

Net interest rate spread			2.89%			2.80%

Net interest income and margin		$197,593	4.19%		$203,528	4.25%

Net interest income and margin (tax equivalent)		$197,780	4.19%		$203,688	4.25%

Cost of funds			1.99%			2.16%
Cost of deposits			1.93%			2.05%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2025		2024
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,346,744	$1,362,266	$1,362,260	$1,350,753	$1,396,064
Real estate:
Commercial real estate (including multi-family residential)	3,840,981	3,854,607	3,868,218	3,976,296	4,029,671
Commercial real estate construction and land development	762,911	721,488	845,494	890,316	922,805
1-4 family residential (including home equity)	1,126,523	1,125,837	1,115,484	1,112,235	1,098,681
Residential construction	137,855	141,283	157,977	161,494	200,134
Consumer and other	72,333	77,652	90,421	60,030	66,542
Total loans held for investment	$7,287,347	$7,283,133	$7,439,854	$7,551,124	$7,713,897

Deposits:
Noninterest-bearing	$3,183,693	$3,205,619	$3,576,206	$3,303,048	$3,308,441
Interest-bearing
Demand	1,941,156	1,863,752	1,845,749	1,571,504	1,564,405
Money market and savings	2,393,767	2,248,616	2,253,193	2,280,651	2,213,031
Certificates and other time	1,154,998	1,244,726	1,453,236	1,587,398	1,639,426
Total interest-bearing deposits	5,489,921	5,357,094	5,552,178	5,439,553	5,416,862
Total deposits	$8,673,614	$8,562,713	$9,128,384	$8,742,601	$8,725,303

Asset Quality:
Nonaccrual loans	$50,505	$54,518	$37,212	$32,140	$50,906
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	50,505	54,518	37,212	32,140	50,906
Foreclosed assets	7,652	5,154	1,734	2,984	2,548
Total nonperforming assets	$58,157	$59,672	$38,946	$35,124	$53,454

Net charge-offs (recoveries)	$206	$163	$2,016	$3,933	$(1)

Nonaccrual loans:
Commercial and industrial	$13,395	$11,471	$8,500	$9,718	$18,451
Real estate:
Commercial real estate (including multi-family residential)	23,359	26,383	16,459	10,695	18,094
Commercial real estate construction and land development	3,412	2,027	3,061	4,183	1,641
1-4 family residential (including home equity)	9,965	14,550	9,056	7,259	12,454
Residential construction	176	—	—	121	155
Consumer and other	198	87	136	164	111
Total nonaccrual loans	$50,505	$54,518	$37,212	$32,140	$50,906

Asset Quality Ratios:
Nonperforming assets to total assets	0.55%	0.57%	0.36%	0.33%	0.50%
Nonperforming loans to total loans	0.69%	0.75%	0.50%	0.43%	0.66%
Allowance for credit losses on loans to nonperforming loans	164.67%	153.61%	217.83%	262.92%	186.17%
Allowance for credit losses on loans to total loans	1.14%	1.15%	1.09%	1.12%	1.23%
Net charge-offs to average loans (annualized)	0.01%	0.01%	0.11%	0.21%	0.00%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Six Months Ended
	2025		2024			2025	2024
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$26,352	$24,702	$25,212	$33,891	$29,753	$51,054	$55,900
Add: Provision for (reversal of) credit losses	1,090	3,632	942	(5,985)	(1,935)	4,722	2,163
Add: Provision for income taxes	6,680	6,263	6,569	8,837	7,792	12,943	14,551
Pre-tax, pre-provision income	$34,122	$34,597	$32,723	$36,743	$35,610	$68,719	$72,614
Total average assets	$10,464,157	$10,611,691	$10,649,175	$10,626,266	$10,623,865	$10,537,516	$10,655,327
Pre-tax, pre-provision return on average assets(A)	1.31%	1.32%	1.22%	1.38%	1.35%	1.32%	1.37%

Total shareholders’ equity	$1,603,834	$1,610,832	$1,607,860	$1,626,123	$1,565,795	$1,603,834	$1,565,795
Less: Goodwill and core deposit intangibles, net	578,786	584,325	589,864	595,434	601,633	578,786	601,633
Tangible shareholders’ equity	$1,025,048	$1,026,507	$1,017,996	$1,030,689	$964,162	$1,025,048	$964,162
Shares outstanding at end of period	51,398	52,141	53,429	53,446	53,564	51,398	53,564
Tangible book value per share	$19.94	$19.69	$19.05	$19.28	$18.00	$19.94	$18.00

Average shareholders’ equity	$1,595,540	$1,614,242	$1,614,762	$1,587,918	$1,538,124	$1,604,839	$1,533,211
Less: Average goodwill and core deposit intangibles, net	581,438	586,895	592,471	598,866	604,722	584,152	607,935
Average tangible shareholders’ equity	$1,014,102	$1,027,347	$1,022,291	$989,052	$933,402	$1,020,687	$925,276
Net income	$26,352	$24,702	$25,212	$33,891	$29,753	$51,054	$55,900
Add: Core deposit intangibles amortization, net of tax	4,383	4,383	4,409	4,907	4,910	8,766	9,817
Adjusted net income	$30,735	$29,085	$29,621	$38,798	$34,663	$59,820	$65,717
Return on average tangible equity(A)(B)	12.16%	11.48%	11.53%	15.61%	14.94%	11.82%	14.28%

Total assets	$10,493,010	$10,434,887	$10,905,790	$10,629,777	$10,723,663	$10,493,010	$10,723,663
Less: Goodwill and core deposit intangibles, net	578,786	584,325	589,864	595,434	601,633	578,786	601,633
Tangible assets	$9,914,224	$9,850,562	$10,315,926	$10,034,343	$10,122,030	$9,914,224	$10,122,030
Tangible equity to tangible assets	10.34%	10.42%	9.87%	10.27%	9.53%	10.34%	9.53%

Net interest income (tax equivalent)	$98,427	$99,353	$103,039	$101,578	$101,482	$197,780	$203,688
Less: Purchase accounting accretion	5,344	5,397	7,555	6,795	10,098	10,741	18,649
Adjusted net interest income (tax equivalent)	$93,083	$93,956	$95,484	$94,783	$91,384	$187,039	$185,039
Average earning assets	$9,448,589	$9,592,205	$9,653,162	$9,643,629	$9,616,874	$9,520,000	$9,631,209
Net interest margin (tax equivalent) excluding PAA(A)	3.95%	3.97%	3.94%	3.91%	3.82%	3.96%	3.86%

Noninterest expense	$70,004	$70,166	$75,266	$71,066	$71,216	$140,170	$142,626
Less: Core deposit intangibles amortization	5,548	5,548	5,581	6,212	6,215	11,096	12,427
Adjusted noninterest expense	$64,456	$64,618	$69,685	$64,854	$65,001	$129,074	$130,199
Net interest income	$98,335	$99,258	$102,957	$101,507	$101,410	$197,593	$203,528
Noninterest income	5,791	5,505	5,032	6,302	5,416	11,296	11,712
Less: (Loss) gain on sale of assets	(57)	417	(112)	432	(64)	360	449
Adjusted noninterest income	5,848	5,088	5,144	5,870	5,480	10,936	11,263
Net interest income plus adjusted noninterest income	$104,183	$104,346	$108,101	$107,377	$106,890	$208,529	$214,791
Efficiency ratio(C)	61.87%	61.93%	64.46%	60.40%	60.81%	61.90%	60.62%
(A)Interim periods annualized.
(B)The calculation of return on average tangible equity has been adjusted from prior period disclosures. All periods presented above have been recalculated and disclosed under the same calculation.
(C)The calculation of the efficiency ratio has been adjusted from prior period disclosures. All periods presented above have been recalculated and disclosed under the same calculation.